Exhibit 99.1

Startek Appoints Ramesh Kamath as Chief Financial Officer

- Proven Executive with Global Experience Tapped to Lead Finance Organization of Newly Combined Company -

GREENWOOD VILLAGE, CO - August 7, 2018 - Startek, Inc. (NYSE:SRT), a global provider of business process outsourcing (BPO) services, has appointed Ramesh Kamath as Chief Financial Officer, succeeding Don Norsworthy effective August 8, 2018.

Ramesh brings more than 30 years of global finance experience with an extensive track record of profitably growing BPO companies. He previously served as CFO of Aegis Global, which was combined with Startek on July 20, 2018. At Aegis, Ramesh helped manage more than 40,000 employees, implemented various internal controls, and centralized the company’s treasury management system to improve working capital and cash flow management. Prior to Aegis, he also led the finance organization of prominent BPOs, including serving as CFO of The Minacs Group and Progeon (now Infosys BPO).

“Ramesh’s breadth of global experience and leadership will be an invaluable asset to our finance team,” said Lance Rosenzweig, president & global CEO of Startek. “Ramesh brings a strong track record of helping leading BPO companies accelerate growth while implementing global best practices and operating efficiencies, which is particularly timely given our new global footprint of more than 60 delivery campuses in 13 countries around the world. We look forward to leveraging his expertise as we begin to integrate our new global platform and capitalize on new economies of scale.”

“Following Ramesh’s appointment,” Rosenzweig continued, “our current CFO Don Norsworthy will be leaving the organization to pursue other interests. Don has been instrumental to several strategic objectives over the last few years, and we wish him all the best in his future endeavors.”

Ramesh holds a Bachelor of Commerce degree from Mumbai University, and is also a Chartered Accountant and Certified Cost & Works Accountant.

About Startek
Startek is a leading global provider of customer experience management solutions. The company provides business process outsourcing and technology services to corporations around the world across a range of industries. Operating under the Startek and Aegis brands, the company has more than 50,000 outsourcing experts across 66 delivery campuses worldwide that are committed to enhancing the customer experience for clients. Services include omni-channel customer care, customer acquisition, order processing, technical support, receivables management and analytics through automation, voice, chat, email, social media and IVR, resulting in superior business results for its clients. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on a limited number of significant customers, lack of minimum purchase requirements in our contracts, the concentration of our business in the communications industry, lack of wide geographic diversity, maximization of capacity utilization, foreign currency exchange risk, risks inherent in the operation of business outside of the United States, ability to hire and retain qualified employees, increases in labor costs, management turnover and retention of key personnel, trends affecting companies’ decisions to outsource non-core services, reliance on technology and computer systems, including investment in and development of new and enhanced technology, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information or personally identifiable information, compliance with regulations governing protected health information, our ability to acquire and integrate complementary businesses, compliance with our debt covenants, ability of our largest stockholder to affect decisions and stock price volatility, difficulties with the successful integration and realization of the anticipated benefits or synergies from the Aegis transaction, and the risk that the consummation of the transaction could have an adverse effect on Startek’s ability to retain customers and retain and hire key personnel. Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company's Form 10-K for the year ended December 31, 2017 filed with the SEC and in other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations
Sean Mansouri or Cody Slach
Liolios
949-574-3860
investor@startek.com